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                                ELECTION FORM
                           FOR PARTICIPANTS IN THE
                     HUNT MANUFACTURING CO. SAVINGS PLAN
                      (BEFORE COMPLETING THIS FORM, READ
                CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE)

I.  TENDER OF SHARES

In accordance with the Hunt Manufacturing Co. (the "Company") Offer to Purchase dated December 21, 1995, a copy of which I have received, I hereby instruct The Chase Manhattan Bank, N.A., the Trustee of the Hunt Manufacturing Co. Savings Plan (the "Trustee"), to tender or not to tender Common Shares of the Company, par value $.10 per share (the "Shares"), allocated to my accounts in the Hunt Manufacturing Co. Savings Plan (the "Savings Plan") as of December 15, 1995 prior to the expiration of such Offer to Purchase, as follows (check one box):

| | I DO NOT WANT TO TENDER SHARES ALLOCATED TO MY ACCOUNTS UNDER THE SAVINGS
    PLAN. (If you check this box, do not complete the rest of this form, but do sign the form and print your name and social security number where indicated.)

| | I WANT TO TENDER ALL THE SHARES ALLOCATED TO MY ACCOUNTS UNDER THE SAVINGS
    PLAN. (NOTE THAT ONLY WHOLE SHARES MAY BE TENDERED; THUS THE NUMBER OF SHARES TENDERED WILL BE REDUCED TO THE NEXT LOWEST WHOLE SHARE IF THERE ARE FRACTIONAL SHARES IN YOUR ACCOUNTS).


| | I WANT TO TENDER __________ (INSERT NUMBER OF WHOLE SHARES) OF THE SHARES
    ALLOCATED TO MY ACCOUNTS UNDER THE SAVINGS PLAN.


   PLEASE NOTE THAT IF NO INSTRUCTIONS ARE RECEIVED YOUR SHARES WILL NOT BE TENDERED.



II. ODD LOTS

| | By checking this box, I represent that I owned beneficially an aggregate of fewer than 100 Shares (including Shares allocated to my accounts in the Savings Plan) as of the close of business on December 15, 1995 and that I am tendering all of such Shares.

   NEITHER THE COMPANY, ITS BOARD OF DIRECTORS NOR THE TRUSTEE MAKES ANY RECOMMENDATION TO ANY SAVINGS PLAN PARTICIPANT AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. YOUR INSTRUCTIONS TO THE TRUSTEE WILL BE CONFIDENTIALLY TABULATED AND WILL NOT BE DIVULGED TO ANYONE AT THE COMPANY. THE COMPANY HAS BEEN ADVISED THAT CERTAIN OF ITS DIRECTORS AND OFFICERS INTEND TO TENDER SHARES PURSUANT TO THE OFFER. EACH SAVINGS PLAN PARTICIPANT MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER THE SHARES ALLOCATED TO HIS OR HER ACCOUNTS.

   THIS FORM MUST BE RECEIVED BY THE TRUSTEE AT THE FOLLOWING ADDRESS: THE CHASE MANHATTAN BANK, N.A., C/O TWENTIETH CENTURY SERVICES, INC., P.O. BOX 411036, KANSAS CITY, MISSOURI 64141, BY 5:00 P.M., EASTERN STANDARD TIME, ON JANUARY 22, 1996.



                                           ----------------------------------

                                                 Signature of Participant




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                                                  Please Print Your Name




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                                                  Social Security Number